Exhibit 4.9

AMENDED AND RESTATED PRINCIPAL INVESTORS Stockholders’ Agreement

by and among

Chinos Holdings, Inc.,

Chinos intermediate holdings a, inc.,

chinos intermediate holdings b, inc.,

CHINOS INTERMEDIATE, INC.,

J. CREW GROUP, INC.

and

the stockholders party hereto

dated as of July 13, 2017

TABLE OF CONTENTS

		Page
Article I DEFINITIONS; EFFECTIVENESS		2

Section 1.1 Section 1.2 Section 1.3	Definitions Effectiveness Other Interpretive Provisions	2 13 13

Article II PRESENTATIONS AND WARRANTIES		13

Section 2.1 Section 2.2 Section 2.3	Existence; Authority; Enforceability Absence of Conflicts Consents	13 14 14

Article III GOVERNANCE		14

Section 3.1 Section 3.2 Section 3.3 Section 3.4 Section 3.5 Section 3.6	Board of Directors Matters Requiring Stockholder Approval Additional Governance Provisions Voting Agreement Actions by Written Consent Termination of Governance Provisions	14 16 18 19 19 20

Article IV TRANSFERS OF SHARES		20

Section 4.1 Section 4.2 Section 4.3 Section 4.4 Section 4.5 Section 4.6 Section 4.7	Limitations on Transfer Transfer to Permitted Transferees Right of First Offer Tag-Along Rights Drag-Along Rights Miscellaneous Termination of Transfer Restrictions	20 22 22 24 25 27 29

Article V PREEMPTIVE RIGHTS		29

Section 5.1 Section 5.2	Preemptive Rights Termination of Preemptive Rights	29 31

i

Article VI REGISTRATION RIGHTS	31

Section 6.1 Section 6.2 Section 6.3 Section 6.4 Section 6.5 Section 6.6 Section 6.7 Section 6.8 Section 6.9 Section 6.10 Section 6.11 Section 6.12 Section 6.13 Section 6.14

Demand Registration

Shelf Registration

Piggyback Registration

Black-out Periods

Registration Procedures

Underwritten Offerings

No Inconsistent Agreements; Additional Rights

Registration Expenses

Indemnification

Rules 144 and 144A and Regulation S

Termination

Existing Registration Statements

Lock-Up

Alternative IPO Entities

31 35 36 38 39 45 47 47 47 50 51 51 51 51

Article VII GENERAL PROVISIONS	52

Section 7.1

Section 7.2

Section 7.3

Section 7.4

Section 7.5

Section 7.6

Section 7.7

Section 7.8

Section 7.9

Section 7.10

Section 7.11

Section 7.12

Section 7.13

Section 7.14

Section 7.15

Section 7.16

Section 7.17

Section 7.18

Merger with J. Crew

Information Rights

Waiver by Stockholders

Assignment; Benefit

Freedom to Pursue Opportunities

Publicity and Confidentiality

Termination

Severability

Entire Agreement; Amendment

Counterparts

Notices

Governing Law

Jurisdiction

Waiver of Jury Trial

Specific Performance

J. Crew Liability

Management Stockholders’ Agreement

Subsequent Acquisition of Shares

52 52 53 53 53 54 55 55 55 56 56 58 58 58 59 59 59 59

Exhibits

Exhibit A (Form of Joinder Agreement)

ii

THIS AMENDED AND RESTATED PRINCIPAL INVESTORS STOCKHOLDERS’ AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of July 13, 2017, is made by and among:

(i) TPG and LGP (each as defined below) (collectively, and together with their Permitted Transferees, the “Sponsors”);

(ii)Chinos Holdings, Inc., a Delaware corporation (the “Company”);

(iii)J. Crew Group, Inc., a Delaware corporation (as successor to Chinos Acquisition Corporation) (“J. Crew”);

(iv) Chinos Intermediate Holdings A, Inc., a Delaware corporation (“Intermediate A”);

(v)Chinos Intermediate Holdings B, Inc., a Delaware corporation (“Intermediate B”);

(vii)Chinos Intermediate, Inc., a Delaware corporation (“Newco”, and together with Intermediate A and Intermediate B, “Intermediate Holdings”);

(vi)the MD Investors (as defined below); and

(vii)such other Persons who from time to time become party hereto by executing a Joinder Agreement (as defined below) to this Agreement and are designated by the Board of Directors (as defined below) as “Other Investors” (together with their Permitted Transferees, the “Other Investors” and together with the Sponsors and the MD Investors, the “Stockholders”).  For the avoidance of doubt, each Noteholder Investor (as defined below) shall be deemed an Other Investor.

RECITALS

WHEREAS, the Sponsors, the Company, J. Crew, Intermediate A, Intermediate B and the MD Investors are parties to that certain Principal Investors Stockholders Agreement, dated as of March 7, 2011 (the “Original Agreement”);

WHEREAS, prior to the Note Exchange, the Sponsors and the MD Investors, together with certain members of management, held in the aggregate one hundred percent (100%) of the issued and outstanding shares of Class A Stock (as defined below) and shares of Class L Stock (as defined below) of the Company;

WHEREAS, certain indirect wholly-owned subsidiaries of J. Crew (the “Subsidiary Issuers”) and the Company have consummated a restructuring transaction involving an exchange (the “Note Exchange”) of the existing 7.75%/8.50% Senior PIK Toggle Notes due 2019 issued by Intermediate A for (i) new notes issued by the Subsidiary Issuers, (ii) shares of the Series A Preferred (as defined below), and (iii) shares of Class A Stock;

WHEREAS, in connection with the Note Exchange, the Company has authorized the issuance of shares of (i) non-convertible perpetual series A preferred stock (“Series A Preferred”), (ii) non-convertible perpetual series B preferred stock (“Series B Preferred”) and (iii) additional shares of Class A Stock;

WHEREAS, the holders of Class L Stock have exchanged their shares of Class L Stock for shares of Class A Stock and Series B Preferred; and

WHEREAS, each party hereto desires to amend and restate the Original Agreement and to provide for the management of the Company, Intermediate Holdings and J. Crew and to set forth the respective rights and obligations of the Stockholders generally.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS; EFFECTIVENESS

Section 1.1Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Claim” has the meaning set forth in Section 8‑302 of the applicable Uniform Commercial Code.

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Issuer, (i) would be required to be made in any Registration Statement filed with the SEC by the Issuer so that such Registration Statement does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Issuer has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, including any investment fund or account sponsored or managed by such Person or any other Person that controls, is controlled by, or is under common control with such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person; provided that, in any event, no Stockholder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement.

“Affiliated Officer” means an officer of the Company affiliated with either Sponsor.

“Agreement” has the meaning set forth in the preamble.

“Alternative IPO Entity” has the meaning set forth in Section 6.14.

“Articles” means the certificate of incorporation, certificate of designation and by-laws of the Company.

“Board of Directors” means the board of directors of the Company.

“Board Threshold Interest Amount” means, with respect to LGP, at any date of determination, the aggregate Purchase Price Value of the shares of Common Stock then-owned by LGP being equal to or greater than twenty percent (20%) of LGP’s Initial Share Ownership.

“Breaching Drag-Along Stockholder” has the meaning set forth in Section 4.5(e).

“Breaching Stockholder” has the meaning set forth in Section 3.1(j).

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Class A Stock” means the Class A Common Stock, par value $.001 per share of the Company.

“Class L Stock” means the Class L Common Stock, par value $.001 per share of the Company, which for the avoidance of doubt is no longer issued and outstanding as of the effectiveness of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code shall include a reference to any successor provision thereto.

“Common Stock” means the Class A Stock (and any shares of capital stock of the Company issued or issuable with respect to such common stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof).

“Company” has the meaning set forth in the preamble.

“Company Shares” means all Sponsor Shares, MD Investor Shares and Other Investor Shares.

“Convertible Securities” means any evidence of indebtedness, shares of stock or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for Company Shares.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 5, 2014 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of the date hereof, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among J. Crew, Intermediate B, Wilmington Savings Fund Society, FSB  (as successor in interest to Bank of America, N.A.), as administrative agent, and the lenders from time to time party thereto.

“Cure Period” has the meaning set forth in Section 3.1(j).

“Deadlock Notice” has the meaning set forth in Section 3.2.

“Death or Disability” means with respect to any individual, such individual’s (i) death or (ii) incapacity due to physical or mental illness, resulting in such individual being unable to perform his or her duties under such individual’s employment agreement for a period of six (6) consecutive months or for 180 days within any 365-day period.

“Demand Holder” has the meaning set forth in Section 6.1(a)(ii).

“Demand Notice” has the meaning set forth in Section 6.1(e).

“Demand Period” has the meaning set forth in Section 6.1(d).

“Demand Registration” has the meaning set forth in Section 6.1(a)(ii).

“Demand Registration Statement” has the meaning set forth in Section 6.1(a)(iii).

“Demand Suspension” has the meaning set forth in Section 6.1(f).

“Demand Threshold Amount” means at least 5% of the outstanding Registrable Securities on an as-converted, fully-diluted basis.

“Demanding Holder” means any Demand Holder that exercises a right to demand Registration pursuant to Article VI.

“Drag-Along Buyer” has the meaning set forth in Section 4.5(a).

“Drag-Along Notice” has the meaning set forth in Section 4.5(b).

“Drag-Along Stockholders” has the meaning set forth in Section 4.5(b).

“Drag-Along Transfer” has the meaning set forth in Section 4.5(a).

“EBITDA” has the meaning set forth in the Credit Agreement.

“Effectiveness Date” means the date on which Holders are no longer subject to any lock-up in connection with the Issuer’s IPO.

“Equity Incentive Plan” has the meaning set forth in Section 3.1(e).

“Equivalent Shares” means, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Company Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Escrow Agent” has the meaning set forth in Section 4.5(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Fund Indemnitor” has the meaning set forth in Section 3.1(i).

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 4.6.

“HSR Waiting Period” means the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indemnitee” has the meaning set forth in Section 3.1(i).

“Initial Holding Period” has the meaning set forth in Section 4.1(a).

“Initial Share Ownership” means with respect to any Stockholder, the aggregate Purchase Price Value of the shares of Common Stock held by such Stockholder as of the date hereof; provided, however, with respect to MD, TPG or LGP, for the purposes of determining the Threshold Interest Amount and the Board Threshold Interest Amount hereunder, the Initial Share Ownership shall be decreased by the Purchase Price Value of the shares of Common Stock repurchased by the Company in a pro rata transaction that does not affect the relative Ownership Interest of MD, TPG and LGP.

“Intermediate A” has the meaning set forth in the preamble.

“Intermediate B” has the meaning set forth in the preamble.

“Intermediate Holdings” has the meaning set forth in the preamble.

“IPO” means the first Underwritten Offering of equity securities of the Company or any of its subsidiaries pursuant to an effective registration (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“IPO Demand Registration” has the meaning set forth in Section 6.1(a).

“Issuer” means the first of the Company, Intermediate Holdings or J. Crew to offer its equity securities for sale in an IPO.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Issuer Public Sale” has the meaning set forth in Section 6.3(a).

“Issuer Shares” means the shares of common stock or other equity securities of the Issuer, and any securities into which such shares of common stock or other equity securities shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of common stock or other equity securities.

“J. Crew” has the meaning set forth in the preamble.

“Joinder Agreement” shall mean a joinder to this Agreement in the form attached hereto as Exhibit A.

“LGP” means, collectively, Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and LGP Chino Coinvest LLC and each of their respective Permitted Transferees that is or becomes a Stockholder hereunder.

“Loss” has the meaning set forth in Section 6.9(a).

“Majority in Interest” means a majority of such Company Shares.

“Majority LGP Investors” means, as of any date, the holders of a Majority in Interest of the Company Shares held by LGP.

“Majority MD Investors” means, as of any date, the holders of a Majority in Interest of the Company Shares held by the MD Investors.

“Majority Noteholder Investors” means, as of any date, the holders of a Majority in Interest of the Company Shares held by the Noteholder Investors.

“Majority Sponsors” means, as of any date, the holders of a Majority in Interest of the Company Shares held by the Sponsors.

“Majority TPG Investors” means, as of any date, the holders of a Majority in Interest of the Company Shares held by TPG.

“Management Services Agreement” means the Amended and Restated Management Services Agreement, dated as of the date hereof, by and among the Company, J. Crew, Newco and Intermediate B, as the same may be amended from time to time.

“Management Stockholders’ Agreement” means the Amended and Restated Management Stockholders’ Agreement, dated as of the date hereof, by and among the Company,

the Sponsors, the MD Investors and the Managers named therein, as the same may be amended from time to time.

“Marketable Securities” means securities that are (i) traded on a national securities exchange in the United States or on an established stock exchange in Europe or Asia, (ii) reported through an established automated inter-dealer quotation system in the United States, Europe or Asia and, in each case, are not subject to any restrictions on transfer as a result of applicable contract provisions, the provisions of the Securities Act (or regulations thereunder), or other applicable law.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the suspension of trading of any class of Registrable Securities by the SEC or any applicable national securities exchange on which such Registrable Securities are listed; (iii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iv) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material change in national or international financial, political or economic conditions; and (v) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Issuer and its subsidiaries taken as a whole.

“MD” means Millard S. Drexler.

“MD Investors” means MD, The Drexler Family Revocable Trust, The Millard S. Drexler 2009 Grantor Retained Annuity Trust #1 and The Millard S. Drexler 2009 Grantor Retained Annuity Trust #2 and each of their respective Permitted Transferees that is or becomes a Stockholder hereunder.

“MD Investor Shares” means (a) all shares of Common Stock originally issued to, or owned by, an MD Investor, in each case, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and  Convertible Securities originally granted or issued to an MD Investor (treating such Options, Warrants and Convertible Securities as a number of Company Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Members of the Immediate Family” means, with respect to any individual, each spouse or child or other descendants of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses, each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian and any partnership or limited liability company of which the aforementioned Persons or their spouses are the only partners or members, as applicable.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares whether at any annual or special meeting, by written consent or otherwise, (ii) causing the adoption of shareholders’ resolutions and amendments to the Articles, (iii) causing members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Newco” has the meaning set forth in the preamble.

“New Issuance” has the meaning set forth in Section 5.1(a).

“Newly Issued Securities” has the meaning set forth in Section 5.1(a).

“Note Exchange” has the meaning set forth in the recitals.

“Noteholder Holding Period” has the meaning set forth in Section 4.1(a).

“Noteholder Investors” means each Person who executes and delivers a Joinder Agreement in connection with such Person’s receipt of shares of Series A Preferred pursuant to the Note Exchange (and each such Person’s respective successors and permitted assigns and transferees).

“Options” means any options to subscribe for, purchase or otherwise directly acquire shares of Common Stock.

“Original Agreement” has the meaning set forth in the recitals.

“Other Investor” has the meaning set forth in the preamble.

“Other Investor Shares” means (a) all shares of Common Stock originally issued to, or owned  by, an Other Investor, in each case, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and  Convertible Securities originally granted or issued to an Other Investor (treating such Options, Warrants and Convertible Securities as a number of Company Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except (i) for purposes of Section 4.4 and Article V, if applicable, and (ii) as otherwise specifically set forth herein).

“Over-Allocation Pro-Rata Portion” means, a number of Newly Issued Securities not purchased by the Stockholders or the Rollover Managers determined by multiplying (i) the number of such Newly Issued Securities not purchased by the Stockholders in accordance with Section 5.1 or the Rollover Managers in accordance with Section 6.1 of the Management

Stockholders’ Agreement by (ii) the percentage of the total Purchase Price Value of the Company Shares and Rollover Shares outstanding immediately prior to giving effect to such New Issuance held by all of the Stockholders and the Rollover Managers, in each case, that have elected to purchase more than their Pro Rata Portion which the Purchase Price Value of the Company Shares or Rollover Shares, as applicable, held by the relevant Stockholder or Rollover Manager desiring to purchase more than their Pro Rata Portion pursuant to Section 5.1 hereof or Section 6.1 of the Management Stockholders’ Agreement constitutes.

“Ownership Interest” means the percentage of the outstanding shares of Common Stock owned by a Person on a fully diluted basis.

“Participating Seller” has the meaning set forth in Section 4.6(b).

“Permitted Transferee” has the meaning set forth in Section 4.2.

“Person” means an individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 6.3(a)

“Piggyback Registration” has the meaning set forth in Section 6.3(a).

“Preemptive Rights Holders” has the meaning set forth in Section 5.1(a).

“Preemptive Rights Notice” has the meaning set forth in Section 5.1(a).

“Pro Rata Portion” means:

(a)for purposes of Section 4.3 (with respect to the right of first offer), a number of Company Shares determined by multiplying (i) the number of Company Shares subject to the right of first offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock held by the relevant ROFO Offeree and the denominator of which is the aggregate number of shares of Common Stock held by the ROFO Offerees who have elected to purchase Company Shares covered by the relevant ROFO Notice;

(b)for purposes of Section 4.4 (with respect to tag-along rights), a number of Company Shares determined by multiplying (i) the number of Company Shares held by the Tagging Stockholder by (ii) a fraction, the numerator of which is the number of Company Shares proposed to be Transferred by the Transferring Stockholder in connection with the Proposed Transfer and the denominator of which is the aggregate number of Company Shares held by such Transferring Stockholder;

(c)for purposes of Section 4.5 (with respect to drag-along rights), a number of Company Shares determined by multiplying (i) the number of Company Shares held by a Drag-Along Stockholder by (ii) a fraction, the numerator of which is the number of Company Shares proposed to be Transferred by TPG to the Drag-Along Buyer and the denominator of which is the aggregate number of Company Shares held by TPG;

(d)for purposes of Section 5.1 (with respect to preemptive rights), a number of Newly Issued Securities determined by multiplying (i) the number of Newly Issued Securities that the Company, Intermediate Holdings, J. Crew or other relevant subsidiary, as applicable, proposes to issue on the relevant issuance date by (ii) the percentage of Company Shares and Rollover Shares held by all Company stockholders  entitled to preemptive rights hereunder or under the Management Stockholders’ Agreement immediately prior to giving effect to such New Issuance which the Company Shares held by the relevant Stockholder constitutes; and

(e)for purposes of Sections 6.1 and 6.3, with respect to each holder of Registrable Securities requesting that such shares be registered in such registration statement, a number of such shares equal to the aggregate number of shares of Registrable Securities to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such holder, and the denominator of which is the aggregate number of Registrable Securities held by all holders requesting that their Registrable Securities be registered in such registration.

“Proposed Transfer” has the meaning set forth in Section 4.4(a).

“Proposed Transferee” has the meaning set forth in Section 4.4(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Proxy Holder” has the meaning set forth in Section 3.1(j).

“Purchase Price Value” means:  (x) with respect to Class A Common Stock issued prior to the date hereof, $1.00 per share of Class A Stock appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like involving Class A Stock, and (y) with respect to Class A Stock issued on the date hereof, $.00001 per share of Class A Common Stock.

“Registrable Securities” means (a) all shares of Class A Stock, (b) all shares of Class A Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (c) all shares of Class A Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Company Shares.  As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been Transferred to the public pursuant to Rule 144, (y) the aggregate number of such securities held by the applicable Stockholder and its Affiliates is less than the number that would subject the distribution thereof to any volume limitation or other restrictions on transfer under Rule 144 and such Stockholder is able to distribute such securities publicly without any restrictions on transfer (including without application of paragraphs (c), (e) (f) and (h) of Rule 144), or (z) such securities shall have ceased to be outstanding.

“Registration” means a registration with the SEC of any Issuer Shares for offer and sale to the public under a Registration Statement.  The terms “Register”, “Registered” and “Registering” shall have correlative meanings.

“Registration Expenses” has the meaning set forth in Section 6.8.

“Registration Statement” means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“ROFO Election Period” has the meaning set forth in Section 4.3(a)(ii).

“ROFO Notice” has the meaning set for in Section 4.3(a)(i).

“ROFO Offeree” has the meaning set forth in Section 4.3(a).

“ROFO Purchaser” has the meaning set forth in Section 4.3(a)(ii).

“ROFO Stockholder” has the meaning set forth in Section 4.3(a).

“Rollover Manager” has the meaning ascribed to such term in the Management Stockholders’ Agreement.

“Rollover Shares” means the Company Shares (as defined in the Management Stockholders Agreement) held by Rollover Managers.

“Rule 144” means Rule 144 under the Securities Act (or any successor Rule).

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Series A Preferred” has the meaning set forth in the recitals.

“Series B Preferred” has the meaning set forth in the recitals.

“Shelf Period” has the meaning set forth in Section 6.2(b).

“Shelf Registration” means a Registration effected pursuant to Section 6.2.

“Shelf Registration Statement” means a Registration Statement of the Issuer filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Issuer is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 6.2(d).

“Short-Form Registration” has the meaning set forth in Section 6.1(a)(ii).

“Sponsor” has the meaning set forth in the preamble.

“Sponsor Director” means any director designated by TPG or LGP.

“Sponsor Management Services Agreement” means the Sponsor Management Services Agreement, dated as of the date hereof, by and among the Company and certain entities affiliated with the Sponsors, as the same may be amended from time to time.

“Sponsor Shares” means (a) all shares of Common Stock originally issued to, or owned by, a Sponsor, in each case, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to a Sponsor (treating such Options, Warrants and Convertible Securities as a number of Company Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Stockholder” has the meaning set forth in the preamble.

“Subsidiary Issuers” has the meaning set forth in the recitals.

“Tag-Along Notice” has the meaning set forth in Section 4.4(b).

“Tag-Along Offeree” has the meaning set forth in Section 4.4(b)

“Tagging Stockholder” has the meaning set forth in Section 4.4(a).

“Threshold Interest Amount” means, with respect to TPG or LGP, at any date of determination, the aggregate Purchase Price Value of the shares of Common Stock then-owned by TPG or LGP, as applicable, being equal to or greater than fifty percent (50%) of TPG’s or LGP’s, as applicable, Initial Share Ownership.

“TPG” means, collectively, TPG Chinos, L.P. and TPG Chinos Co-Invest, L.P., and each of their respective Permitted Transferees that is or becomes a Stockholder hereunder.

“TPG Directors” means the directors designated by TPG in accordance with Section 3.1.

“Transfer” means, with respect to any Company Shares, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Company Shares, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; provided that the sale or transfer of capital stock or other equity interests (whether by merger, consolidation or otherwise) in any entity that is listed on a national stock exchange and that is an indirect owner of Company Shares shall not be considered a Transfer of such Company Shares.  “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning.  For the avoidance of doubt, from the date of this Agreement until an IPO, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Section 4.1 if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee (in which case, the applicable Stockholder shall cause such former Affiliate to promptly Transfer all Company Shares held by such former Affiliate to a Permitted Transferee of such Stockholder).

“Transferring Stockholder” has the meaning set forth in Section 4.4(a).

“Underwritten Offering” means a Registration in which securities of the Issuer are sold to an underwriter or underwriters for reoffering to the public.

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Company Shares.

Section 1.2Effectiveness. This Agreement will become effective upon consummation of the Note Exchange.

Section 1.3Other Interpretive Provisions. (a)  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c)The term “including” is not limiting and means “including without limitation.”

(d)The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Article II

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 2.1Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such party (other than any party that is an individual) is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all Necessary Action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 2.2Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

Section 2.3Consents. Other than as expressly required herein and any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

Article III

GOVERNANCE

Section 3.1Board of Directors.

(a)The Stockholders and the Company shall take all Necessary Action to cause the Board of Directors to be comprised of at least seven (7) directors, with the number of directors designated from time to time by TPG, (v) one (1) of whom shall be designated by the holders of the Series A Preferred in accordance with the Articles, (w) two (2) of whom shall be designated by LGP, (x) one (1) of whom shall be the chief executive officer of the Company, (y) one (1) of whom shall be MD, until the earlier of (i) MD’s Death or Disability and (ii) such time that the MD Investors have sold more than 50% of the Company Shares held by the MD Investors as of the date of this Agreement and (z) the balance of whom shall be designated by TPG; provided that:

(i)If LGP ceases to hold its Threshold Interest Amount, then LGP shall be entitled to designate only one (1) director for election to the Board of Directors;

(ii)If LGP ceases to hold its Board Threshold Interest Amount, then LGP shall not be entitled to designate any directors for election to the Board of Directors;

(iii)LGP shall be entitled to designate one board observer to attend meetings of the Board of Directors unless LGP ceases to hold any shares of Common Stock (or fractions thereof); and

(iv)If at any time there is a vacancy with respect to the director designated by the holders of the Series A Preferred in accordance with the Articles, the Board of Directors may be comprised of only six (6) directors.

(b)If the number of directors that LGP has the right to designate to the Board of Directors is decreased pursuant to Section 3.1(a), then LGP and the Company shall immediately remove such director or directors, as the case may be, from the Board of Directors and the Stockholders and the Company shall take all Necessary Action to cause the number of members of the Board of Directors to be reduced accordingly.

(c)Except as provided in Section 3.1(b), LGP shall have the exclusive right to appoint and remove its designees to the Board of Directors, as well as the exclusive right to fill vacancies created by reason of death, removal or resignation of such designees. The holders of the Series A Preferred shall have the exclusive right to appoint and remove their designee to the Board of Directors, as well as the exclusive right to fill vacancies created by reason of death, removal or resignation of such designee, in accordance with, and subject to, the Articles.  Other than as set forth in the prior two sentences, TPG shall have the exclusive right to appoint and remove the directors and fill vacancies created by reason of death, removal or resignation of such directors; and the Company and the Stockholders shall take all Necessary Action to cause the Board of Directors to be so constituted.

(d)The initial directors designated by TPG pursuant to Section 3.1(a) shall be James Coulter (designated by TPG Chinos Co-Invest, L.P.) and Carrie Wheeler.  The initial directors designated by LGP pursuant to Section 3.1(a) shall be Jonathan D. Sokoloff and John G. Danhakl.

(e)Decisions of the Board of Directors shall require the approval of a majority of the voting power of the directors; provided that the approval by the Board of Directors of any incentive plan pursuant to which management or employees of the Company or any of its Subsidiaries will receive equity securities of the Company (an “Equity Incentive Plan”) shall require the consent of the director designated by the holders of the Series A Preferred acting in his capacity as such; and provided, further, for the avoidance of doubt, that the Board of Directors may not approve any Equity Incentive Plan unless a director designated by the holders of the Series A Preferred is serving on the Board of Directors at such time.  The Board of Directors shall designate a chairman; provided, that MD shall serve as the chairman of the Board of Directors until the earlier of (i) December 31, 2018 and (ii) such time that he is no longer a member of the Board of Directors.

(f)Pursuant to the Articles, for purposes of any actions taken by or determinations of the Board of Directors or any committees thereof, each TPG Director shall have four (4) votes and each non-TPG Director shall have one (1) vote.  Every reference in this Agreement to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

(g)The Company, Intermediate Holdings and J. Crew shall take all Necessary Action to cause the persons constituting the Board of Directors to be appointed as the sole members of the respective boards of directors of J. Crew and Intermediate Holdings.

(h)The Company, Intermediate Holdings or J. Crew, as the case may be, shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors, the boards of directors of Intermediate Holdings, the board of directors of J. Crew and any committees thereof, including without limitation travel, lodging and meal expenses.

(i)The Company, Intermediate Holdings and J. Crew shall obtain customary director and officer indemnity insurance on commercially reasonable terms. The Company, Intermediate Holdings and J. Crew hereby acknowledge that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Sponsors, the Noteholder Investors and certain of their respective Affiliates (collectively, the “Fund Indemnitors”).  The Company, Intermediate Holdings and J. Crew hereby agree (i) that the Company, Intermediate Holdings, and J. Crew shall be the indemnitors of first resort (i.e., their respective obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee shall be secondary) and the obligation of the Company, Intermediate Holdings and J. Crew to indemnify and advance expenses to an Indemnitee shall be joint and several, and (ii) each of the Company, Intermediate Holdings and J. Crew irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company, Intermediate Holdings and J. Crew further agree that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company, Intermediate Holdings or J. Crew, as the case may be, shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company, Intermediate Holdings or J. Crew, as the case may be.

(j)Solely for purposes of Section 3.1(a), and in order to secure the performance of each Stockholder’s obligations under Section 3.1(a), each Stockholder hereby irrevocably appoints each other Stockholder that qualifies as a Proxy Holder (as defined below) the attorney-in-fact and proxy of such Stockholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of Section 3.1(a) (each such Stockholder, a “Breaching Stockholder”).  Each Breaching Stockholder shall have five (5)

Business Days from the date of a request for such vote or written consent (the “Cure Period”) to cure such failure.  If after the Cure Period the Breaching Stockholder has not cured such failure, any Sponsor whose designees to the Board of Directors were required to be approved by the Breaching Stockholder pursuant to Section 3.1(a) but were not approved by the Breaching Stockholder, shall have and is hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Stockholder’s Company Shares for the purposes of taking the actions required by Section 3.1(a) (such Sponsor, a “Proxy Holder”), and of removing from office any directors elected to the Board of Directors in lieu of the designees of the Proxy Holder who should have been elected pursuant to Section 3.1(a).  Each Stockholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 3.1(a) with respect to the Company Shares owned by such Stockholder.  Notwithstanding the foregoing, the conditional proxy granted by this Section 3.1(j) shall be deemed to be revoked upon the termination of Article III in accordance with its terms.

(k)Any independent directors of the boards of directors of the Company, J. Crew and Intermediate Holdings shall be entitled to all of the benefits afforded to directors under this Article III, and shall be third party beneficiaries in respect thereof.

Section 3.2Matters Requiring Stockholder Approval. The Stockholders shall take all Necessary Action to cause the Company not to take, and the Company shall not take, and shall take all Necessary Action to cause Intermediate Holdings, J. Crew and its relevant subsidiaries not to take, and Intermediate Holdings shall not take, and shall take all Necessary Action to cause J. Crew and its relevant subsidiaries not to take, and J. Crew shall not take, and shall take all Necessary Action to cause its relevant subsidiaries not to take, any of the following actions without the prior written consent of LGP, for so long as it holds its Threshold Interest Amount, (which consent may, for the avoidance of doubt, be given by (i) any individual designated by LGP as a director pursuant to this Agreement; provided, however, that any such consent given by any such individual will be deemed to have been given in that individual’s capacity as an authorized representative of LGP and not in that individual’s capacity as a director of the Company or (ii) the Majority LGP Investors):

(i)The hiring or termination of the chief executive officer of the Company, Intermediate Holdings and/or J. Crew;

(ii)The authorization or issuance of Common Stock or other equity securities of the Company, or equity securities of Intermediate Holdings, J. Crew or any of their subsidiaries, including any Warrants, Options or other rights to acquire Company Shares or other equity securities of the Company or equity securities of Intermediate Holdings, J. Crew or any of their subsidiaries or debt securities that are convertible into Company Shares or other equity securities of the Company or equity securities of Intermediate Holdings, J. Crew or any of their subsidiaries, other than (i) pursuant to any equity incentive plans or arrangements for management and independent directors of the Board of Directors, (ii) in connection with an IPO, (iii) to the lender(s) in connection with the incurrence of debt that does not otherwise require consent pursuant to Section 3.2, (iv) to the seller(s) in connection with an acquisition or merger that does not otherwise require consent pursuant to Section 3.2 or (v) to other direct or indirect wholly-owned subsidiaries of the Company;

(iii)Any dividend, redemption or distribution with respect to the Company Shares or other equity securities of the Company in which Company Shares or other equity securities of the Company held by LGP and TPG are not treated in an equivalent manner;

(iv)Any fundamental change in the primary line of business conducted by the Company, Intermediate Holdings, J. Crew and their subsidiaries;

(v)The incurrence of indebtedness by the Company (including assumption of credit and guarantees) or any of its subsidiaries, other than indebtedness that, when added to all other outstanding consolidated indebtedness of the Company and its subsidiaries (net of any cash escrows or similar facility dedicated solely to repay indebtedness) does not exceed five and one-half (5.5) times the Company’s consolidated EBITDA for the period of twelve (12) months immediately preceding such incurrence of indebtedness for which consolidated financial statements of the Company are available;

(vi)The entry into any agreement or transaction, directly or indirectly, with TPG or any of its Affiliates, except for (i) ordinary course transactions between the Company or any of its subsidiaries, on the one hand, and a TPG portfolio company, on the other hand, that are on arms’-length terms or (ii) agreements or transactions between the Company or any of its subsidiaries, on the one hand, and TPG operations professionals on the other hand, that are on commercially reasonable terms;

(vii)An amendment of, or any change to or waiver of the provisions of the Articles or the articles of incorporation, by-laws or equivalent constituent documents of Intermediate Holdings, J. Crew or any of their “significant subsidiaries” (as defined in Regulation S-X under the Securities Exchange Act of 1934, as amended) that would be materially adverse to LGP in a manner disproportionate to the manner in which TPG would be affected by such amendment, change or waiver;

(viii)Any merger or consolidation, or the sale of all or substantially all of the assets of the Company, Intermediate Holdings, J. Crew or any of their significant subsidiaries to the extent that greater than twenty percent (20%) of the aggregate consideration therefor is stock or other equity interests of a third party that are not Marketable Securities; or

(ix)The acquisition of assets or securities, whether through merger, consolidation, share exchange, business combination or otherwise by the Company or any of its subsidiaries in any transaction or series of transactions for an amount of consideration (including, for the avoidance of doubt, the assumption of indebtedness) in excess of $350 million other than (i) any acquisition that involves a merger, combination or other consolidation or drop-down of the Company into any subsidiary that is directly or indirectly wholly-owned by the Company or (ii) for the avoidance of doubt, any acquisitions made pursuant to the exercise of the drag-along rights set forth in Section 4.6.

In the event that any action submitted for approval pursuant to this Section 3.2 is not approved in accordance with the provisions hereof, either Sponsor may provide notice to the other (a “Deadlock Notice”), specifying its request that such Sponsor reconsider such matter. Upon receipt of a Deadlock Notice, each Sponsor shall cause one or more of its representatives to promptly meet and to attempt in good faith to resolve such deadlock by negotiation between such representatives.

Section 3.3Additional Governance Provisions.

(a)LGP, for so long as it holds its Threshold Interest Amount, shall have the right to designate a representative to participate in any managerial meetings in which TPG or any of its Representatives participates if the Company’s, Intermediate Holdings’ or J. Crew’s annual budget, business and/or strategic plans is/are discussed.

(b)LGP, for so long as it holds its Board Threshold Interest Amount, shall have the right to have one of its designated directors on any committee formed of the Board of Directors or the board of directors of Intermediate Holdings or J. Crew.  Decisions of any committee of the Board of Directors shall require the approval of a majority of the members of such committee.

(c)To the extent permitted by antitrust, competition or any other applicable law, each Stockholder agrees and acknowledges that the directors designated by TPG and LGP may share confidential, non-public information about the Company, Intermediate Holdings, J. Crew and their respective subsidiaries with TPG and LGP, respectively.

(d)The Stockholders hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that when any Sponsor or director (other than in his or her capacity as a director of the Company or any of its subsidiaries (except with respect to Section 3.2)) takes any action under this Agreement to give or withhold its consent, such Sponsor or director (other than in his or her capacity as a director of the Company or any of its subsidiaries (except with respect to actions taken pursuant to Section 3.2)) shall have no duty (fiduciary or other) to consider the interests of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries or the other Stockholders and may act exclusively in its (or in the case of a director, the Stockholder that appointed such director) own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement or provisions of applicable law that may not be waived.

Section 3.4Voting Agreement.

(a)Consent to Amendment.  Each holder of Other Investor Shares agrees to cast all votes to which such holder is entitled in respect of such Company Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Sponsor Shares are voted by the Sponsors to increase the number of authorized shares of Common Stock to the extent necessary to permit the Company to comply with the provisions of its Articles or any agreement to which the Company is a party.

(b)Grant of Proxy.  Subject to Section 3.1(j), each Other Investor hereby grants to each Sponsor an irrevocable proxy coupled with an interest to vote his, her or its Company Shares in accordance with his, her or its agreements contained in this Section 3.4, which proxy will be valid and remain in effect until the termination of this Article III in accordance with its terms.

(c)Significant Transactions.  Each holder of Other Investor Shares agrees to cast all votes to which such holder is entitled in respect of the Company Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Sponsor Shares are voted by the Sponsors to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by TPG of its rights under Section 4.5.

Section 3.5Actions by Written Consent. The Articles of the Company shall provide that any action required or permitted to be taken at any meeting of stockholders of the Company may be taken by written consent of the requisite stockholders of the Company without a meeting and without prior notice.  The by-laws of the Company shall provide that any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing.  Any such written consents shall be filed with the minutes of proceedings of the Board of Directors.

Section 3.6Termination of Governance Provisions. The provisions of this Article III shall terminate and be of no further force (i) upon the unanimous written consent of the Sponsors; provided that the consent of the Majority MD Investors shall also be required with respect to the termination of any of MD’s rights set forth in Section 3.1 (other than in accordance therewith) or (ii) other than Section 3.1 (solely with respect to the obligations to vote for director nominees) and Section 3.4(a), upon the consummation of an IPO of the Company.

Article IV

TRANSFERS OF SHARES

Section 4.1Limitations on Transfer.

(a)No Stockholder may Transfer any of its Company Shares except (i) in accordance with Section 4.2 (Transfer to Permitted Transferees), (ii) with regards to any Stockholder other than a Noteholder Investor, after complying with Sections 4.3 (Right of First Offer) and 4.4 (Tag-Along Rights) and, if such Transfer is prior to an IPO (“Initial Holding Period”), with TPG’s prior written consent, (iii) in a transaction pursuant to Section 4.5 (Drag-Along Rights), (iv) as a Tagging Stockholder in a transaction pursuant to Section 4.4 (Tag-Along Rights), or (v) with regards to the Noteholder Investors, after January 13, 2018. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, in no event shall the Noteholder Investors be permitted to Transfer any Company Shares prior to January 13,

2018, other than to a Permitted Transferee, in connection with a Drag-Along Transfer or as a Tag-Along Offeree.

(b)Notwithstanding the foregoing, in no event shall any Stockholder be entitled to Transfer its Company Shares (other than (x) a Transfer to a Permitted Transferee and (y) transactions relating to Company Shares Transferred in open market transactions after the completion of the IPO), without the prior written consent of the Majority Sponsors, (i) to any Person that is actively engaged in the retail, mail order or internet specialty apparel or accessories business and any other business the Company or its subsidiaries is then engaged, in each case, in any geographic area in which the Company or any of its direct or indirect subsidiaries are engaged in such business or businesses or (ii) to any Person of which the Stockholder is aware (directly or indirectly) (a) holds an ownership interest in any such competitor equal to five percent (5%) or more, (b) has invested $5,000,000 or more in such competitor or (c) has designated, or has the right to designate, a member of the board of directors of any such competitor, except in each case, in or following the IPO and the expiration of any applicable lock-up period, in any bona fide underwritten public offering or in any Rule 144 Sale.  In addition, and notwithstanding any provision of this Agreement to the contrary, no Stockholder shall be entitled to Transfer its Company Shares at any time if such Transfer would:

(i)violate the Securities Act, or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Company Shares;

(ii)cause the Company to be required to register Common Stock under Section 12(g) of the Exchange Act;

(iii)cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or

(iv)be a “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code.

(c)In the event of a purported Transfer by a Stockholder of any Company Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

(d)Each certificate evidencing the Company Shares shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED PRINCIPAL INVESTORS STOCKHOLDERS’ AGREEMENT, DATED AS OF JULY 13, 2017, TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, AND THE TERMS OF AN AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS’ AGREEMENT, DATED AS OF JULY 13, 2017, TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, COPIES OF EACH OF WHICH ARE ON

FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS’ AGREEMENTS HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(e)Each certificate representing Company Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following [Sponsor/MD Investor/Other Investor, as the case may be]: __________.

(f)The Company will instruct any transfer agent not to register the Transfer of any Company Shares until the conditions specified in the foregoing legends are satisfied.

(g)In the event that the restrictive legend set forth in Section 4.1(d) or 4.1(e)  has ceased to be applicable, the Company shall provide any Stockholder, or its respective transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities of like tenor not bearing the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 4.1(d) shall cease and terminate upon the termination of this Article IV).

Section 4.2Transfer to Permitted Transferees.

(a)

Subject to the provisions of the second sentence of Section 4.1(b) and Section 4.6, any Stockholder may Transfer any or all of its Company Shares to an Affiliate of such Stockholder, and any Affiliate of such Stockholder may subsequently Transfer any or all of its Company Shares to such Stockholder; provided that each Affiliate of any Stockholder to which Company Shares are Transferred shall, and such Stockholder shall cause such Affiliate to, Transfer back to such Stockholder (or to another Affiliate of such Stockholder) any Company Shares it owns if such Affiliate ceases to be an Affiliate of such Stockholder.

(b)

Upon the death of any holder of Company Shares who is a natural Person, such Company Shares may be distributed by the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder.

The transferee of such Company Shares described in clauses (a) and (b), shall each be a “Permitted Transferee”.

Section 4.3Right of First Offer. (a)  If any Stockholder (other than a Sponsor) desires to Transfer all or any portion of its Company Shares in a transaction to which this Section 4.3 applies (any such Stockholder, a “ROFO Stockholder”), then each Sponsor and, until the earlier of (x) MD’s Death or Disability and (y) such time that the MD Investors have sold more than 50% of the Company Shares held by the MD Investors as of the date of this Agreement, the MD Investor (each, a “ROFO Offeree”) shall have a right of first offer over such Company Shares, which shall be exercised in the following manner:

(i)The ROFO Stockholder shall provide the ROFO Offerees with written notice (a “ROFO Notice”) of its desire to Transfer such Company Shares.  The ROFO Notice shall specify the number of Company Shares the ROFO Stockholder wishes to Transfer, the proposed purchase price per share (which purchase price shall be in cash or cash equivalents only) of Company Shares and any other terms and conditions material to the sale proposed by the ROFO Stockholder;

(ii)The ROFO Offerees shall have a period of up to ten (10) Business Days following receipt of the ROFO Notice (the “ROFO Election Period”), to elect to purchase (or to cause one or more of their Affiliates to purchase), in the aggregate, all, but not less than all, of such Company Shares on the terms and conditions set forth in the ROFO Notice by delivering to the ROFO Stockholder written notice thereof (such electing ROFO Offeree, a “ROFO Purchaser”).  In the event that the aggregate number of Company Shares that the ROFO Purchasers have elected to purchase exceeds the aggregate number of Company Shares subject to the ROFO Notice, the number of Company Shares shall be sold to the ROFO Purchasers as follows:

(1) there shall be first allocated to each ROFO Purchaser a number of Company Shares equal to the lesser of (A) the number of Company Shares elected to be purchased by such ROFO Purchaser and (B) a number of Company Shares equal to such ROFO Purchaser’s Pro Rata Portion; and

(2)the balance, if any, of Company Shares not allocated pursuant to clause (1) above shall be allocated to those ROFO Purchasers which offered to purchase a number of Company Shares in excess of such ROFO Purchasers’ respective Pro Rata Portions in proportion, as nearly as practicable, to the respective number of Company Shares which each ROFO Purchaser offered to purchase.

(iii)If the ROFO Offerees elect to purchase (or to cause one or more of their Affiliates to purchase) all of the Company Shares which are the subject of the proposed Transfer within the ROFO Election Period, such purchase shall be consummated within thirty (30) days after the date on which each such ROFO Offeree notifies the ROFO Stockholder of such election (subject to extension if necessary to permit the expiration or early termination of the HSR Waiting Period). Subject to Section 4.4, if the ROFO Offerees do not elect to purchase all of the Company Shares within the ROFO Election

Period, the ROFO Stockholder may Transfer all of the Company Shares specified in the ROFO Notice at any time within one hundred and twenty (120) days following such period at a price which is not less than the purchase price specified in the ROFO Notice and on terms and conditions no more favorable, in any material respect, to the purchaser than those specified in the ROFO Notice, and thereafter the ROFO Stockholder may not Transfer any such Company Shares without first following the procedures set forth in this Section 4.3.

(b)In connection with the Transfer of all or any portion of a ROFO Stockholder’s Company Shares pursuant to this Section 4.3 to one or more ROFO Offerees, the ROFO Stockholder shall only be required to represent and warrant as to its authority to sell, the enforceability of agreements against the ROFO Stockholder, that the Company Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), that it is the record and beneficial owner of such Company Shares and that it has obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the Transfer.

(c)The provisions of this Section 4.3 shall not apply to Transfers of Company Shares (i) to Permitted Transferees in accordance with Section 4.2 (Permitted Transferees); (ii) pursuant to, or consequent upon the exercise of the drag-along rights set forth in Section 4.5 (Drag-Along Rights); (iii) consequent upon the exercise of the tag-along rights set forth in Section 4.4 (Tag-Along Rights); (iv) pursuant to a registered public offering; or (v) by any Noteholder Investor.

Section 4.4Tag-Along Rights.

(a)Subject to the provisions of Section 4.3, if and to the extent applicable, a Stockholder proposes to Transfer (a “Transferring Stockholder”) (i) if such Transferring Stockholder is a Noteholder Investor, any or all of its Company Shares representing more than 7.5% of the outstanding number of Company Shares and (ii) if such Transferring Stockholder is any Stockholder other than a Noteholder Investor, any or all of its Company Shares, other than (w) pursuant to Section 4.2, (x) Transfers pursuant to a registered public offering, (y) to a ROFO Offeree pursuant to the exercise of such ROFO Offeree’s rights set forth in Section 4.3 or (z) pursuant to or consequent upon the exercise of the drag-along rights set forth in Section 4.5 (a “Proposed Transfer”), each holder of Company Shares who exercises its rights under this Section 4.4(a) (a “Tagging Stockholder”) shall have the right to Transfer its Pro Rata Portion of Company Shares to the proposed Transferee (a “Proposed Transferee”) on the same terms and conditions as those proposed by the Transferring Stockholder.

(b)The Transferring Stockholder shall promptly give written notice (a “Tag-Along Notice”) to each other holder of Company Shares (the “Tag-Along Offeree”) of a Proposed Transfer, setting forth the number of Company Shares proposed to be Transferred, the name of the Transferring Stockholder, the name and address of the Proposed Transferee, the proposed per share purchase price (or amount) and form of consideration for such Company Shares and any other material terms and conditions of the Proposed Transfer.  Each Tag-Along Offeree shall have a period of fifteen (15) Business Days from the date of the Tag-Along Notice within which to elect to sell up to its Pro Rata Portion of Company Shares in connection with such Proposed Transfer.  Any Tag-Along Offeree may exercise such right by delivery of an irrevocable written notice to the Transferring Stockholder specifying the number of Company Shares (which shall be not more than its Pro Rata Portion) it desires to include in the Proposed Transfer.  If the Proposed Transferee fails to purchase all Company Shares proposed to be Transferred by the Transferring Stockholder, the Company stockholders who have exercised their tag-along rights under the Management Stockholders’ Agreement and the Tagging Stockholders, then the number of Company Shares the Transferring Stockholder and each Tagging Stockholder is permitted to sell in such Transfer shall be allocated among the Tagging Stockholders and the other Company stockholders who have exercised their tag-along rights under the Management Stockholders’ Agreement in proportion, as nearly as practicable, to the respective number of Company Shares which each Tagging Stockholder properly requested to be included in the Proposed Transfer.  The Transferring Stockholder shall have a period of ninety (90) days following the expiration of the fifteen (15) Business Day period, to sell such Company Shares to the Proposed Transferee, on the payment terms specified in the Tag-Along Notice, and thereafter the Transferring Stockholder may not Transfer any such Company Shares without first following the procedures set forth in this Section 4.4.

(c)Each Tagging Stockholder shall agree (i) to make the same representations, warranties, covenants, indemnities and agreements to the Proposed Transferee as made by the Transferring Stockholder in connection with the Proposed Transfer (other than any non-competition, non-solicitation or other non-financial related agreements or covenants that would bind such Tagging Stockholder or its Affiliates without such Tagging Stockholder’s prior written consent), and (ii) to the same terms and conditions to the Transfer as the Transferring Stockholder agrees.   Notwithstanding the foregoing, however, all such representations, warranties, covenants, indemnities and agreements shall be made by each Tagging Stockholder and the Transferring Stockholder severally and not jointly, and, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Tagging Stockholder as to the unencumbered title to its Company Shares and the power, authority and legal right to Transfer such Company Shares, any liability for breach of any such representations and warranties or under any indemnities shall be allocated among each Tagging Stockholder, the other holders of shares of Common Stock who have exercised their tag-along rights under the Management Stockholders’ Agreement and the Transferring Stockholder pro rata based on the relative sale price of the shares of Common Stock to be Transferred by each of them, and the aggregate amount of liability for each such Tagging Stockholder and the Transferring Stockholder shall not in any event exceed the U.S. dollar value of the net proceeds received by such Tagging Stockholder or the Transferring Stockholder, respectively, from the Transferee.  Any Transfer of Company Shares by a Tagging Stockholder pursuant to the terms hereof shall be at a per share purchase price (or amount) specified in the Tag-Along Notice and all Stockholders shall receive the same relative proportion of cash and Marketable Securities.

(d)All reasonable costs and expenses incurred in connection with any Proposed Transfer (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be allocated among the Transferring Stockholder, the other holders of shares of Common Stock who have exercised their tag-along rights under the Management Stockholders’ Agreement and each Tagging Stockholder pro rata based on the relative proceeds to be received by each of them from the sale of the shares of Common Stock to be Transferred by each of them.

(e)Each Stockholder may assign its tag-along rights (in whole or in part) under the terms of this Section 4.4 to any of its Affiliates that is a Stockholder.

Section 4.5Drag-Along Rights.

(a)If TPG agrees at any time to Transfer, in any single or series of related transactions, at least eighty percent (80%) of the aggregate Purchase Price Value of the Sponsor Shares then held by TPG and its Affiliates to a non-affiliated third party (a “Drag-Along Transfer” and such purchaser, the “Drag-Along Buyer”) for cash and/or Marketable Securities, TPG may exercise drag-along rights with respect to all other Stockholders in accordance with the terms, conditions and procedures set forth herein.

(b)TPG shall promptly give notice (a “Drag-Along Notice”) to each holder of Company Shares (the “Drag-Along Stockholders”) of any election by TPG to exercise its drag-along rights under this Section 4.5, setting forth the name and address of the Transferee, the total number of Company Shares proposed to be Transferred by TPG and its Affiliates, the proposed amount per share and form of consideration for the Company Shares, and all other material terms and conditions of the Drag-Along Transfer.  Such notice shall also specify the number of Company Shares such Drag-Along Stockholders shall be required to Transfer, up to such Drag-Along Stockholders’ Pro Rata Portion for the Company Shares; provided that the portion of Company Shares with respect to each Drag Along Stockholder is the same relative proportion for all Drag-Along Stockholders.  Any Transfer of Company Shares by a Drag-Along Stockholder pursuant to the terms hereof shall be at the same per share purchase price for the Company Shares sold by TPG and its Affiliates and specified in the Drag-Along Notice and each Drag-Along Stockholder shall receive the same relative proportion of cash and Marketable Securities.

(c)Each Drag-Along Stockholder agrees, severally and not jointly, to (i) make individual representations, warranties, covenants, indemnities and other agreements solely as to the title to, and the absence of any Adverse Claims with respect to, its Company Shares and the power, authority and legal right to Transfer such Company Shares, (ii) execute and deliver agreements, covenants and indemnities as made by TPG in connection with the Drag-Along Transfer (other than any non-competition, non-solicitation or other non-financial agreements or covenants that would bind such Drag-Along Stockholder or its Affiliates without the prior written consent of such Drag-Along Stockholder), (iii) agree to, except as provided in the preceding subclause (ii), the same terms and conditions to the Transfer as TPG agrees, (iv) not demand or exercise appraisal or dissenters rights under any applicable business corporation or other law with respect to a transaction subject to this Section 4.5 as to which such appraisal rights are available and (v) be liable as to all representations, warranties, covenants, indemnities and other agreements being made, agreed to or delivered by the Company or any of its subsidiaries, or in respect of the Company or any of its subsidiaries or their respective businesses, in connection with such transaction (other than the individual representations, warranties, covenants, indemnities and other agreements of the type set forth in subclause (i)), in each case to the same extent as TPG but pro rata based on the relative proceeds to be received by each of them from the sale of the shares of Common Stock Transferred by each of them.  Notwithstanding the foregoing, the aggregate amount of liability for TPG and such Drag-Along Stockholders shall not in any event exceed the U.S. dollar value of the net proceeds received by TPG and such Drag-Along Stockholders, respectively.

(d)In the event that any such Transfer is structured as a merger, consolidation, or similar business combination, each Drag-Along Stockholder agrees to (i) subject to Section 3.2, vote in favor of the transaction and (ii) subject to Section 4.5(b), take such other action as may be required to effect such transaction.

(e)Solely for purposes of Section 4.5(d)(i) and in order to secure the performance of each holder of Company Share’s obligations under Section 4.5(d)(i) (but subject in all instances to Section 3.2), each holder of Company Shares hereby irrevocably appoints TPG (or a designee thereof) the attorney-in-fact and proxy of such holder of Company Shares (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such holder of Company Shares fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of Section 4.5(d)(i) (each such holder of Company Shares, a “Breaching Drag-Along Stockholder”) within three (3) days of a request for such vote or written consent.  Upon such failure, TPG shall have and is hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag-Along Stockholder’s Company Shares for the purposes of taking the actions required by Section 4.5(d)(i).  Each holder of Company Shares intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each holder of Company Shares will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in Section 4.5(d)(i) with respect to the Company Shares owned by such holder of Company Shares.  Notwithstanding the foregoing, the conditional proxy granted by this Section 4.5(e) shall be deemed to be revoked upon the termination of this Article IV in accordance with its terms.

(f)All reasonable costs and expenses incurred in connection with any Drag-Along Transfer (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, incurred in connection with any proposed Drag-Along Transfer, shall be borne by the Company.

(g)If a Drag-Along Stockholder fails to transfer to the Drag-Along Buyer the Company Shares required to be sold pursuant to this Section 4.5, TPG may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Company Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of $500 million (the “Escrow Agent”), and the Company will cancel on its books the certificate or certificates representing such Company Shares and thereupon all of such Drag-Along Stockholder’s rights in and to such Company Shares shall terminate.  Thereafter, upon delivery to the Company by such Drag-Along Stockholder of appropriate documentation evidencing the Transfer of such Company Shares to the Drag-Along Buyer (including, to the extent applicable, certificate or certificates evidencing such Company Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed)), TPG shall instruct the Escrow

Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such Drag-Along Stockholder.

Section 4.6Miscellaneous.

(a)Any Transfer of Company Shares, which Transfer is otherwise in compliance herewith, shall be permitted hereunder only if the transferee of such Company Shares agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the rights and obligations under this Agreement and become a party to this Agreement for such purpose, and any other agreement or instrument executed and delivered by such transferor in respect of the Company Shares; provided, however, that this Section 4.6(a) shall not apply to (i) Transfers of Company Shares to a Stockholder that is already a party to this Agreement, (ii) Transfers pursuant to a registered public offering or (iii) Transfers pursuant to Section 4.4 or Section 4.5; provided, further, that no Transferee (other than any Permitted Transferee of the applicable Stockholder) shall acquire any of the rights of the applicable transferor provided in Article III, Section 4.3, Section 4.4, Section 4.5 or Article VI  hereof by reason of such Transfer and any Transferee (other than a Permitted Transferee of the applicable Stockholder) of Company Shares held by TPG, LGP, MD Investor or any Other Investor shall be deemed an “Other Investor”, and such transferred Company Shares deemed “Other Investor Shares”, for purposes of this Agreement.

(b)Each Tagging Stockholder or Drag-Along Stockholder (each, a “Participating Seller”) and each Stockholder Transferring any Company Shares to a ROFO Purchaser pursuant to Section 4.3, whether in his, her or its capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each Transfer pursuant to Section 4.3, Section 4.4 or Section 4.5 hereof and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise using commercially reasonable efforts to cooperate with the ROFO Purchaser (in a Transfer pursuant to Section 4.3 hereof), Transferring Stockholder (in a Transfer pursuant to Section 4.4 hereof) or TPG (in a Transfer pursuant to Section 4.5 hereof), as applicable, and the Proposed Transferee or Drag-Along Buyer, as applicable.

(c)The Transferring Stockholder (in a Transfer pursuant to Section 4.4 hereof) or TPG (in a Transfer pursuant to Section 4.5 hereof), as applicable, may, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer and the terms and conditions thereof.

(d)Each Participating Seller agrees that to the extent he, she or it desires to include vested and exercisable Options, Warrants or Convertible Securities in any Transfer of Company Shares pursuant to this Article IV, he, she or it will be deemed to have exercised, converted or exchanged such vested and exercisable Options, Warrants or Convertible Securities immediately prior to the closing of such Transfer to the extent necessary to Transfer shares of Common Stock to the Proposed Transferee, except to the extent permitted under the terms of any such Option, Warrant or Convertible Security and agreed to by the Board of Directors and the

Proposed Transferee.  In the event that Options, Warrants or Convertible Securities are deemed exercised pursuant to the preceding sentence, payment of any purchase or exercise price, if applicable, and minimum statutory withholding tax amount, if any, shall be satisfied through payment of shares of Common Stock otherwise deliverable upon such exercise, conversion, or exchange.  If any Participating Seller Transfers Options, Warrants or Convertible Securities in any Transfer pursuant to this Article IV, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per share of the Common Stock received by the Transferring Stockholder in such Transfer less the unpaid exercise or conversion price, if any, per share of such Option, Warrant or Convertible Security by (b) the number of shares of the Common Stock issuable upon exercise, conversion or exchange of such Option, Warrant or Convertible Security (to the extent exercisable, convertible or exchangeable at the time of such Transfer), subject to reduction for any tax or other amounts required to be withheld under applicable law.

(e)The closing of a Transfer to which Section 4.3, 4.4 or 4.5 hereof applies will take place at such time and place as the ROFO Stockholder specifies (in a Transfer pursuant to Section 4.3 hereof), Transferring Stockholder specifies (in a Transfer pursuant to Section 4.4 hereof) or TPG specifies (in a Transfer pursuant to Section 4.5 hereof) by notice to each ROFO Offeree or Participating Seller, as applicable, each subject to any restrictions as to timing set forth in Section 4.4 or 4.5.  At the closing of such Transfer, each ROFO Purchaser or Participating Seller, as applicable, shall deliver the certificates evidencing the Company Shares to be sold by such ROFO Purchaser or Participating Seller, as applicable, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any Adverse Claim, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

Section 4.7Termination of Transfer Restrictions. The provisions of this Article IV (other than Sections 4.1(b) and 4.6(a)) shall terminate and be of no further force and effect upon an IPO.

Article V

PREEMPTIVE RIGHTS

Section 5.1Preemptive Rights. (a) At any time following the date hereof until an IPO, subject to the provisions of Section 3.2, if the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries proposes to issue additional Company Shares or equity securities of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries, including any warrants, options or other rights to acquire Company Shares, equity securities of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries or debt securities that are convertible into Company Shares or equity securities of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries to any Person (with the exception of any issuance (i) as consideration in any merger, acquisition or similar transaction, (ii) in an IPO, (iii) as consideration in a joint venture or any other strategic transaction, (iv) to a financial institution in connection with any borrowing, (v) to employees, advisors or consultants pursuant to an employee incentive plan approved by the Board of Directors or to employees pursuant to a subscription agreement for the purchase of shares in connection with the Closing, (vi) by a direct or indirect subsidiary of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries to the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries, (vii) as a result of the conversion of convertible securities or the exercise of any warrants, options or other rights (in each case, having been issued in accordance with this Section 5.1 and otherwise approved in accordance with the terms of this Agreement) and (viii) in connection with any stock split, stock combination, stock dividend, distribution or recapitalization) (a “New Issuance” and any such Company Shares or equity securities of the Company, Intermediate Holdings, J. Crew or any of their respective subsidiaries, “Newly Issued Securities”), the Company shall provide written notice to each Sponsor, each Noteholder Investor and the MD Investor (each, a “Preemptive Rights Holders”) of such anticipated issuance no later than fifteen (15) Business Days prior to the anticipated issuance date (the “Preemptive Rights Notice”).  The Preemptive Rights Notice shall set forth the material terms and conditions of the New Issuance, including the proposed purchase price for the Newly Issued Securities, the anticipated issuance date, and the purpose of such New Issuance.  Each Preemptive Rights Holder shall have the right to purchase up to its Pro Rata Portion of such Newly Issued Securities at the price and on the terms and conditions specified in the Preemptive Rights Notice by delivering an irrevocable written notice to the Company no later than five (5) Business Days before the anticipated issuance date, setting forth the number of such Newly Issued Securities for which such right is exercised.  Such notice shall also include the maximum number of Newly Issued Securities such Preemptive Rights Holders would be willing to purchase in the event any other Stockholder with preemptive rights and entitled to participate elects to purchase less than its Pro Rata Portion of such Newly Issued Securities.  If any such stockholder elects not to purchase its full Pro Rata Portion of such Newly Issued Securities, the Company shall allocate any remaining amount among those Preemptive Rights Holders (pro rata in accordance with the Over-Allocation Pro-Rata Portion of each such Stockholder up to, in the case of each such stockholder, the maximum number specified by such Stockholder pursuant to the immediately preceding sentence) who have indicated in their notice to the Company a desire to purchase Newly Issued Securities in excess of their respective Pro Rata Portions.

(b)In the event the Preemptive Rights Holders do not purchase all such Newly Issued Securities (including the Preemptive Rights Holders in accordance with the procedures set forth in Section 5.1(a)), the Company, Intermediate Holdings, J. Crew or the other relevant subsidiary, as applicable, shall have sixty (60) days after the expiration of the anticipated issuance date (subject to extension if necessary to permit the expiration or early termination of the HSR Waiting Period) to sell to other Persons (including any Stockholder) the remaining Newly Issued Securities at the price and on the terms and conditions specified in the Preemptive Rights Notice.  If the Company, Intermediate Holdings, J. Crew or the other relevant subsidiary, as applicable, fails to sell such Newly Issued Securities within such period, the Company, Intermediate Holdings, J. Crew or the other relevant subsidiary, as applicable, shall not thereafter issue or sell such Newly Issued Securities without first offering the same to the Preemptive Rights Holders in the manner provided in Section 5.1(a).

(c)In the event that any Preemptive Rights Holder purchases any equity securities from the Company, Intermediate Holdings, J. Crew or any subsidiary thereof, other than new Company Shares pursuant to Section 5.1(a), such Stockholder shall execute a shareholders’ agreement with respect to such securities with terms that are substantially equivalent, mutatis mutandis, to this Agreement (including the registration rights provided for in Article VI hereof); provided that such shareholders’ agreement shall terminate upon the same terms and conditions as provided herein.

(d)Any Newly Issued Securities constituting shares of capital stock of the Company acquired by any Sponsor or MD Investor pursuant to this Article V shall be deemed for all purposes hereof to be Sponsor Shares or MD Investor Shares hereunder, as applicable.

(e)The election by a Preemptive Rights Holder not to exercise its preemptive rights under this Section 5.1 in any one instance shall not affect its right (other than in respect of a reduction in its Ownership Interest, if applicable) to exercise its preemptive rights with respect  to any future issuances under Section 5.1.  Any attempted Transfer of such securities by the Company, Intermediate Holdings, J. Crew or any other subsidiary without first giving the Stockholders the rights described in Section 5.1 shall be void and of no force and effect.

(f)Notwithstanding the notice requirements of Section 5.1(a) above, the Company may proceed with any New Issuance prior to having complied with the provisions of Section 5.1(a); provided that the Company shall:

(i)provide to each such holder of Company Shares who would have been a recipient of a Preemptive Rights Notice (i) notice within two (2) Business Days thereafter of such New Issuance and (ii) the Preemptive Rights Notice described in Section 5.1(a) in which the actual purchase price of Newly Issued Securities shall be set forth;

(ii)offer to issue to each such holder of Company Shares such number of Newly Issued Securities as may be requested by such holder (not to exceed an amount equal to (i) the Pro Rata Portion that such holder would have been entitled to pursuant to Section 5.1(a) multiplied by the number of Newly Issued Securities included in the New Issuance plus (ii) a number of additional securities sufficient to permit such holder to acquire, in total, the same percentage of the aggregate number of all securities included in the relevant New Issuances effected pursuant to this Section 5.1 as such holder would have been entitled to acquire had the Company proceeded with the relevant New Issuances under Section 5.1(a) rather than pursuant to this Section 5.1(f) on the same economic terms and conditions with respect to such securities as the subscribers in the New Issuance received); and

(iii)keep such offer open for a period of at least fifteen (15) Business Days, during which period, each such holder may accept such offer by sending a written acceptance to the Company committing to purchase an amount of such securities (not in any event to exceed the Pro Rata Portion that such holder would have been entitled to pursuant to Section 5.1 multiplied by the number of all such Newly Issued Securities included in all such relevant New Issuances).

Section 5.2Termination of Preemptive Rights. The provisions of this Article V shall terminate and be of no further force and effect upon an IPO.

Article VI

REGISTRATION RIGHTS

Section 6.1Demand Registration.

(a)IPO and Demand by Holders.

(i)TPG, following consultation with LGP, and, until the earlier of (i) MD’s Death or Disability and (ii) such time that the MD Investors have sold more than 50% of the Company Shares held by the MD Investors as of the date of this Agreement, MD, shall have the right, by delivering or causing to be delivered a written notice to the Issuer by the Majority TPG Investors, to require the Issuer to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the sale of the number of shares of Issuer Shares and Registrable Securities (if any) specified by TPG (in consultation with LGP and, until the earlier of (i) MD’s Death or Disability and (ii) such time that the MD Investors have sold more than 50% of the Company Shares held by the MD Investors as of the date of this Agreement, MD) to be so issued and sold in an IPO (an “IPO Demand Registration”).   In connection with any such IPO in which TPG is selling (or causing to be sold) Registrable Securities held by it in such IPO (whether pursuant to an IPO Demand Registration or otherwise), the Issuer shall promptly (but in no event more than five (5) Business Days after receipt of any request for an IPO Demand Registration) deliver a written notice to the other Sponsors, the MD Investors and any Noteholder Investor that holds at least 2% of the outstanding Registrable Securities on an as-converted, fully-diluted basis, and in such event each such Sponsor, MD Investor and any such Noteholder Investor(s) shall have the right to participate in such offering on a pro rata basis with TPG (it being understood that in connection with any IPO in which TPG is not selling (or causing to be sold) Registrable Securities held by it, no such notice need be sent and no Registrable Securities of the other Sponsors, the MD Investors or the Noteholder Investors need be included in the registration for the IPO).

(ii)If at any time after the Effectiveness Date, there is no currently effective Shelf Registration Statement on file with the SEC, (i) any of the Majority TPG Investors, (ii) so long as the MD Investors then hold the Demand Threshold Amount, the Majority MD Investors, (iii) so long as LGP then holds the Demand Threshold Amount, any of the Majority LGP Investors or (iv) any Noteholder Investor that holds the Demand Threshold Amount (each of the Majority TPG Investors, the Majority MD Investors, the Majority LGP Investors, or any such Noteholder Investor, a “Demand Holder”) shall have the right to make a written request to the Issuer for Registration of all or part of the Registrable Securities held by it on (x) Form S-1 or any successor form or any similar long-form registration statement (a “Long-Form Registration”), or (y) Form S-3 or any successor form or any similar short-form registration statement (a “Short-Form Registration”) if the Issuer is qualified to use such short form.  Any such request pursuant to clauses (i) and (ii) of this Section 6.1(a) shall hereinafter be referred to as a “Demand Registration.”  Each request for a Demand Registration shall specify (x) the kind and aggregate amount of Registrable Securities to be Registered and/or, in the case of an IPO Demand

Registration, the number of shares of Issuer Shares to be issued and sold and the number of Registrable Securities (if any) to be sold, and (y) the intended methods of disposition thereof.

(iii)Within (x) ninety (90) days in the case of a request for a Long-Form Registration, (y) thirty (30) days in the case of a request for a Short-Form Registration, or (z) one hundred twenty (120) days in the case of an IPO Demand Registration, the Issuer shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause (i) such Demand Registration Statement to promptly be declared effective under the Securities Act, and (ii) the offer and sale of Registrable Securities to be otherwise registered and/or qualified under the “Blue Sky” laws of such jurisdictions as any Holder of Registrable Securities being registered under such Registration Statement or any underwriter, if any, reasonably requests.  Notwithstanding anything to the contrary herein, any registered public offering made pursuant to this Section 6.1 or Section 6.2 within twelve (12) months of an IPO shall require the consent of the Sponsors holding, in the aggregate, at least sixty-five percent (65%) of the Company Shares held by the Sponsors.

(b)Limitation on Demand Registrations.  Subject to Section 6.1(a), each Demand Holder shall have the right to request up to three (3) Long-Form Registrations and an unlimited number of Short-Form Registrations.  Notwithstanding the foregoing, (i) each Demand Holder may request no more than one (1) Demand Registration in any 12-month period, and (ii) in no event shall the Issuer be required to effect more than a total of three (3) Demand Registrations in any 12-month period; provided, however, that such limitations shall not apply to an IPO Demand Registration, which IPO Demand Registration may only be made as provided in Section 6.1(a)(i); and provided, further, that any Demand Registrations pursuant to which the Demand Holder(s) and all other holders of Registrable Securities joining therein are not able to include at least seventy-five percent (75%) of the Registrable Securities which they requested to include, shall not be included in the calculation of the numbers of registrations contemplated by this clause (b).

(c)Demand Withdrawal.  A Demanding Holder, and any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 6.1(e) or any Sponsor or MD Investor that has elected to participate in an IPO offering pursuant to Section 6.1(a) may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement.  Upon receipt of a notice to such effect from a Demanding Holder (or if there is more than one Demanding Holder, from all such Demanding Holders) with respect to all of the Registrable Securities included by such Demanding Holder(s) in such Demand Registration, the Issuer shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration for purposes of Section 6.1(b) unless (i) the withdrawing Demanding Holder(s) shall have paid or reimbursed the Issuer for its or their pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Issuer in connection with the Registration (based on the number of securities the Demanding Holder(s) sought to register, as compared to the total number of securities included in such Demand Registration Statement) or

(ii) if such withdrawal is made following the occurrence of a Material Adverse Change or because the Registration would require the Company to make an Adverse Disclosure.

(d)Effective Registration.  The Issuer shall be deemed to have effected a Demand Registration if the Demand Registration Statement has become effective and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).  No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

(e)Demand Notice.   Promptly upon receipt of any request for a Demand Registration other than an IPO Demand Registration pursuant to Section 6.1(a) (but in no event more than five (5) Business Days thereafter), the Issuer shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders of Registrable Securities, and the Issuer shall include in such Demand Registration all such Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within ten (10) Business Days after the date that the Demand Notice has been delivered.  All requests made pursuant to this Section 6.1(e) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(f)Delay in Filing; Suspension of Registration.  If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Issuer shall not be permitted to exercise a Demand Suspension (i) more than once during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) days on any one occasion.  In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Issuer shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the holders may reasonably request.  The Issuer shall, if necessary, supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Issuer for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Demand Registration Statement.

(g)Underwritten Offering.  If a Demanding Holder so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering.  The Demanding Holder shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Issuer and TPG; provided, further, that LGP, so long as LGP then hold at least 10% of the outstanding Registrable Securities on an as-converted and fully-diluted basis, shall have the right to participate with TPG in selecting the managing underwriter or underwriters with respect to the IPO.

(h)Priority of Securities Registered Pursuant to Demand Registrations.  If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Demanding Holders holding a majority of the Demanding Holders’ Registrable Securities included therein), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) in the case of any Demand Registration other than an IPO Demand Registration (x) first, allocated pro rata among the Holders that have requested to participate in such Demand Registration (based on the relative number of Registrable Securities requested to be included therein), (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters (or Demanding Holders holding a majority of the Demanding Holders’ Registrable Securities to be included in such Registration, if applicable) can be sold without having such adverse effect, and (ii) in the case of an IPO Demand Registration, (x) first, one hundred percent (100%) of the securities that the Issuer proposes to issue, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the participating Sponsors based on the relative number of Registrable Securities requested to be included therein then held by each such Sponsor.

(i)In the event that a Holder requests to participate in a Registration pursuant to this Section 6.1 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by the Holder.

Section 6.2Shelf Registration.

(a)Filing.  As promptly as practicable following a demand by any Demand Holder at any time after the Effectiveness Date, the Issuer shall file with the SEC a Shelf Registration Statement relating to the offer and sale of Registrable Securities by any Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act.  If, on the date of any such demand, the Issuer does not qualify to file a Shelf Registration Statement, then the provisions of Section 6.1 shall apply instead.

(b)Continued Effectiveness.  The Issuer shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).  Subject to Section 6.2(d), the Issuer shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Issuer voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c)Shelf Notice.  Promptly upon receipt of any request to file a Shelf Registration Statement (but in no event more than five (5) Business Days thereafter), the Issuer shall deliver a written notice of any such request to all other Holders specifying the amount of Registrable Securities to be Registered.

(d)Suspension of Registration.  If the continued use of such Shelf Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving at least ten (10) days’ prior written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Issuer shall not be permitted to exercise a Shelf Suspension (i) more than one time during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) days on any one occasion.  In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Issuer shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectuses, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Holders may reasonably request.  The Issuer shall, if necessary, supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Issuer for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.

(e)Underwritten Offering.  If any Demand Holder, following consultation with each other Sponsor, so elects, an offering of Registrable Securities under a Shelf Registration Statement shall be in the form of an Underwritten Offering, and the Issuer shall amend or supplement the Shelf Registration Statement for such purpose.  The electing Demand Holder shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Issuer, TPG and any other Demand Holder seeking to participate in such Underwritten Offering.

(f)Priority of Securities Sold Pursuant to Shelf Registrations.  If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Shelf Registration, advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in an Underwritten Offering pursuant to Section 6.2(e) exceeds the number which can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be allocated pro rata among the Holders seeking to participate in such Underwritten Offering (based on the relative number of Registrable Securities requested to be included in such Underwritten Offering), to the extent necessary to reduce the total number of Registrable Securities to be included in such Underwritten Offering to the number recommended by the managing underwriter or underwriters.

(g)In the event that TPG or LGP elects to demand a Registration pursuant to this Section 6.2 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by TPG or LGP.

Section 6.3Piggyback Registration.

(a)Participation.  If the Issuer at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration on Form S-4 or S-8 or any successor form to such Forms, (ii) a Registration of securities solely relating to an offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement, or (iii) in connection with an IPO) (an “Issuer Public Sale”), then, as soon as practicable (but in no event less than forty-five (45) days prior to the proposed date of filing such Registration Statement), the Issuer shall give written notice (a “Piggyback Notice”) of such proposed filing to all the Holders of Registrable Securities, and such notice shall offer the Holders of Registrable Securities the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”).  Subject to Section 6.3(b), the Issuer shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within fifteen (15) days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Issuer shall determine for any reason not to Register or to delay Registration of such securities, the Issuer shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders of Registrable Securities entitled to request that such Registration be effected as a Demand Registration under Section 6.1, and (ii) in the case of a determination to delay Registering, in the absence of a request for a

Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities.  If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 6.3(a) must, and the Issuer shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering.  If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 6.3(a) must, and the Issuer shall make such arrangements so that each such Holder may, participate in such offering on such basis.  Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Issuer of its request to withdraw; provided that such request must be made in writing prior to the effectiveness of such Registration Statement.  Notwithstanding the foregoing, the Noteholder Investors shall not be entitled to the rights set forth in this Section 6.3(a) to the extent that the Sponsors are not selling any Registrable Securities in such Piggyback Registration.

(b)Priority of Piggyback Registration.  If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Issuer and the participating Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Issuer or (subject to Section 6.7) any Person (other than a Holder of Registrable Securities) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities requested to be included therein then held by such Holder and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c)No Effect on Demand Registrations.  No Registration of Registrable Securities effected pursuant to a request under this Section 6.3 shall be deemed to have been effected pursuant to Sections 6.1 and 6.2 or shall relieve the Issuer of its obligations under Sections 6.1 or 6.2.

Section 6.4Black-out Periods.

(a)Black-out Periods for Holders.  In the event of an IPO or an Issuer Public Sale of the Issuer’s equity securities in an Underwritten Offering, the Holders of Registrable Securities agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such IPO or Issuer Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending one hundred eighty (180) days (in the event of the Issuer’s IPO) or ninety (90) days (in the event of any other Issuer Public Sale) (or, in either case, such lesser period as may be permitted by the Issuer or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Issuer or the managing underwriter or underwriters; provided that such restrictions shall not apply to (i) securities acquired in the public market subsequent to the IPO, (ii) distributions-in-kind to a Holder’s partners or members and (iii) transfers to Affiliates, but only if such Affiliates agree to be bound by the restrictions herein.

(b)Black-out Period for the Issuer and Others.  In the case of a Registration of Registrable Securities pursuant to Section 6.1 or 6.2 for an Underwritten Offering, the Issuer and each Holder of Registrable Securities shall, if requested by the Demanding Holders holding a majority of the Demanding Holders’ Registrable Securities to be included in such Registration or the managing underwriter or underwriters, not effect any public sale or distribution of any securities which are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending one hundred eighty (180) days (in the event of the Issuer’s IPO) or ninety (90) days (in all other cases) (or such lesser period as may be permitted by such Holders or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by a Holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters.  Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement. The Issuer shall use its reasonable best efforts to obtain from each Holder of restricted securities of the Issuer which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted.  Notwithstanding the foregoing, with respect to Holders of Registrable Securities, the restrictions set forth in this Section 6.4(b) shall not apply to (i) securities acquired in the public market subsequent to the IPO, (ii) distributions-in-kind to a Holder’s partners or members and (iii) transfers to Affiliates, but only if such Affiliates agree to be bound by the restrictions herein. Without limiting the foregoing (but subject to Section 6.7), if after the date hereof the Issuer grants any Person (other than a Holder of Registrable Securities) any rights to demand or participate in a Registration, the Issuer agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 6.4 as if it were a Holder hereunder).

Section 6.5Registration Procedures.

(a)In connection with the Issuer’s Registration obligations under Sections 6.1, 6.2 and 6.3, the Issuer shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer shall:

(i)prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 6.3, not file any Registration Statement, Prospectus or any Issuer Free Writing Prospectus or amendments or supplements thereto to which the Holders of a majority of Registrable Securities, or any Sponsor with Registrable Securities, covered by such Registration Statement or the underwriters, if any, shall reasonably object;

(ii)as soon as reasonably practicable (but no later than thirty (30) days after a request for a Demand Registration or Shelf Registration on Form S-3 (or any successor form or other appropriate form under the Securities Act) or ninety (90) days after a request for a Demand Registration or Shelf Registration on Form S-1 (or any successor form or other appropriate form under the Securities Act)) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii)prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus or any Issuer Free Writing Prospectus as may be (x) reasonably requested by the Holders of a majority of participating Registrable Securities or by any Sponsor or Noteholder Investor with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv)notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Issuer (a) when the applicable Registration

Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus, any amendment or supplement to such Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to such Issuer Free Writing Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or for additional information (whether before or after the effective date of the Registration Statement), (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Issuer in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)promptly notify each selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi)use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii)promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii)furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto, each Issuer Free Writing Prospectus and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Issuer shall consent to the use of such Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus);

(x)on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 6.1(d) or Section 6.2(b), as applicable, provided that the Issuer shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii)use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv)make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings similar to the offering then being undertaken;

(xv)enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders of at least a majority of any Registrable Securities being sold, any participating Sponsor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi)obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Issuer dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvii)in the case of an Underwritten Offering, obtain for delivery to the Issuer and the managing underwriter or underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Issuer’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii)cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix)use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi)use its best efforts to cause all (i) Issuer Shares and Registrable Securities (if any) to be offered and sold by the Issuer and the selling Holders (if applicable) in connection with the IPO to be authorized to be listed on a national securities exchange and (ii) Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Issuer’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Issuer’s equity securities are then quoted;

(xxii)make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the Holders of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the Issuer’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Issuer pursuant to this Section 6.5(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Issuer which the Issuer determines in good faith to be confidential, and of which determination such Person is notified, unless (v) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (w) disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Issuer or (z) such information is independently developed by such Person;

(xxiii)in the case of an Underwritten Offering, cause the senior executive officers of the Issuer to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiv)take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxv)take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 6.1, 6.2 or 6.3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxvi)take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

(b)To the extent the Issuer is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Issuer files any Shelf Registration Statement, the Issuer shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(c)The Issuer may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Issuer such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Issuer may from time to time reasonably request in writing and the Issuer may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.  Each Holder of Registrable Securities agrees to furnish such information to the Issuer and to cooperate with the Issuer as reasonably necessary to enable the Issuer to comply with the provisions of this Agreement.

(d)Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.5(a)(v), such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus, as the case may be, contemplated by Section 6.5(a)(v), or until such Holder is advised in writing by the Issuer that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Issuer Free Writing Prospectus or any amendments or supplements thereto and if so directed by the Issuer, such Holder shall deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Issuer shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or such Issuer Free Writing Prospectus contemplated by Section 6.5(a)(v) or is advised in writing by the Issuer that the use of the Prospectus may be resumed.

(e)If any Registration Statement or comparable statement under the “Blue Sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Issuer, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Issuer’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Issuer, as advised by counsel, required by the Securities Act or any similar federal statute or any “Blue Sky” or securities law then in force, the deletion of the reference to such Holder.

(f)Holders may seek to register different types of Registrable Securities simultaneously and the Issuer shall use its reasonable best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

Section 6.6Underwritten Offerings.

(a)Shelf and Demand Registrations.  If requested by the underwriters for any Underwritten Offering requested by Holders of Registrable Securities pursuant to a Registration under Section 6.1 or Section 6.2, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Issuer, TPG and LGP (if it is seeking to participate in such Underwritten Offering and as long as LGP and its Affiliates then hold the Demand Threshold Amount) and the underwriters, and to contain such representations and warranties by the Issuer and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 6.9.  The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Issuer in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Issuer regarding the form thereof.  Such Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in underwritten public offerings similar to the applicable Underwritten Offering and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities.  Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b)Piggyback Registrations.  If the Issuer proposes to register any of its securities under the Securities Act as contemplated by Section 6.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Issuer shall, if requested by any Holder of Registrable Securities pursuant to Section 6.3 and subject to the provisions of Sections 6.3(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Issuer to be distributed by such underwriters in such Registration.  The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Issuer and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities.  Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c)Participation in Underwritten Registrations.  Subject to the provisions of Section 6.6(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)Price and Underwriting Discounts.  In the case of an Underwritten Offering under Section 6.1 or 6.2, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by TPG and LGP (if it is seeking to participate in such Underwritten Offering and as long as LGP and its Affiliates then hold the Demand Threshold Amount).  In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the Registration pursuant to Section 6.1, 6.2 or 6.3 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 6.7No Inconsistent Agreements; Additional Rights. The Issuer shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities by this Agreement.  Without the consent of the Majority TPG Investors, the Issuer shall not enter into any agreement granting registration or similar rights to any Person, and hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement and the Management Stockholders’ Agreement.

Section 6.8Registration Expenses. All expenses incident to the Issuer’s performance of or compliance with this Agreement shall be paid by the Issuer, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Issuer so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable and documented fees and disbursements of legal counsel for each Sponsor and MD Investor and one (1) legal counsel to the Noteholder Investors, in each case participating in such Registration, (ix) all fees and expenses of accountants selected by the Holders of a majority of the Registrable Securities being registered, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Issuer in connection with any Registration, (xii) all of the Issuer’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show” for any Underwritten Offering (including the reasonable out-of-pocket expenses of TPG, LGP, the MD Investors and the Noteholder Investors), including all travel, meals and lodging.  All such expenses are referred to herein as “Registration Expenses.”  The Issuer shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable Underwritten Offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

Section 6.9Indemnification.

(a)Indemnification by the Issuer.  The Issuer shall indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any other disclosure document produced by or on behalf of the Issuer or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto.  This indemnity shall be in addition to any liability the Issuer may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.  The Issuer shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)Indemnification by the Selling Holder of Registrable Securities.  Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Issuer, its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Issuer specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim.  In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder pursuant to Section 6.9(d).  The Issuer shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party.  No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.  It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 6.9(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)Contribution.  If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 6.9 is unavailable to an indemnified party (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 6.9) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  In connection with any Registration Statement filed with the SEC by the Issuer, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.9(d).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 6.9(a) and 6.9(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6.9(d), in connection with any Registration Statement filed by the Issuer, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder from the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 6.9(b).  If indemnification is available under this Section 6.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6.9(a) and 6.9(b) hereof without regard to the provisions of this Section 6.9(d).  The remedies provided for in this Section 6.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 6.10Rules 144 and 144A and Regulation S. After the IPO, the Issuer shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this agreement and within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 6.11Termination. The registration rights provided for in this Article VI shall terminate upon the expiration of the Shelf Period, except for the provisions of Sections 6.9 and 6.10, which shall survive any such termination.

Section 6.12Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Issuer may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a

Registration Statement pursuant to the terms of this Agreement.  To the extent this Agreement refers to the filing or effectiveness of other registration statements by or at a specified time and the Issuer has, in lieu of then filing such registration statements or having such registration statements become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement.

Section 6.13Lock-Up. In connection with each underwritten public offering each Stockholder agrees to become bound by and to execute and deliver such lock-up agreement with the underwriter(s) of such public offering restricting such Stockholder’s right to (a) Transfer, directly or indirectly, any Company Shares or any securities convertible into or exercisable or exchangeable for such Company Shares or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Company Shares, as is entered into by any participating Sponsor or MD Investor with the underwriter(s) of such Public Offering (the “Principal Lock-Up Agreement”); provided, however, that no Stockholder shall be required to enter into a lock-up agreement covering a period of greater than 90 days (180 days in the case of the IPO) following the effectiveness of the related registration statement plus such additional period of up to 17 days as may be required by the underwriters to satisfy FINRA regulations and permit the managing underwriters’ analysts to publish research updates.  Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Company Shares or other securities acquired in open market transactions after the completion of the IPO and (ii) Transfers to Permitted Transferees of such Stockholder in accordance with the terms of this Agreement, which shall include, for the avoidance of doubt, distributions of shares to limited partners of any Sponsor, provided such limited partners shall be subject to restrictions on further Transfers.

Section 6.14Alternative IPO Entities. In the event that the Company, Intermediate Holdings or J. Crew elect to effect an underwritten public offering of equity securities of any of their respective parent entities or subsidiaries (each such entity, an “Alternative IPO Entity”) rather than the equity securities of the Company, Intermediate Holdings or J. Crew, whether as a result of a reorganization or otherwise, the Company, Intermediate Holdings or J. Crew (as applicable) shall cause any such Alternative IPO Entity to enter into an agreement with the Sponsors that provides the Sponsors with registration rights with respect to the equity securities of such Alternative IPO Entity that are substantially the same as, and in any event no less favorable in the aggregate to, the registration rights provided to the Sponsors in this Agreement.

Article VII

GENERAL PROVISIONS

Section 7.1Merger with J. Crew.  In the event of any merger, statutory share exchange or other business combination of the Company with Intermediate Holdings, J. Crew or any of J. Crew’s subsidiaries, (i) each of the Stockholders and Intermediate Holdings or J. Crew (or, if different, the surviving entity of the merger) shall execute a shareholders’ agreement with terms that are equivalent to this Agreement (including the registration rights provided for in Article VI hereof); provided that such shareholders’ agreement shall terminate upon the same terms and conditions as provided herein and (ii) the Company shall cause any registration rights held by the

Company in respect of any securities of Intermediate Holdings or J. Crew (or, if different, the surviving entity of the merger) distributed by the Company to be assigned to the Stockholders pro rata in accordance with the Purchase Price Value of the aggregate Company Shares held by such Stockholder.

Section 7.2Information Rights.

(a)Financial Information.  The Company will furnish TPG and LGP, so long as such Sponsor holds Company Shares and each Noteholder Investor, so long as the Noteholder Investors collectively hold at least five percent (5%) of the outstanding Company Shares, the following:

(i)As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its subsidiaries (or of either Intermediate Holdings and its subsidiaries) as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Company and its subsidiaries (or of either Intermediate Holdings and its subsidiaries), setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its subsidiaries (or of either Intermediate Holdings and its subsidiaries) at the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby.

(ii)As soon as available, and in any event within 30 days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company and its subsidiaries (or of either Intermediate Holdings and its subsidiaries) as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Company and its subsidiaries (or of either Intermediate Holdings and its subsidiaries), setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail.

(b)To the extent permitted by, and not inconsistent with, applicable Law, the Company will furnish to TPG and LGP, so long as such Sponsor holds Company Shares, regularly reported financial information (e.g. comparable store sales figures) and such other information as the Majority TPG Investors or Majority LGP Investors may reasonably request or any other information that is delivered by the Company or the Board of Directors to TPG.

(c)Access to Information and Consultation Rights.  Upon the request of TPG (which, for the avoidance of doubt, will include a request of TPG Chinos Co-Invest, L.P.) or LGP, so long as such Sponsor holds Company Shares, such Sponsor and any representatives of such shall have (i) reasonable access (at reasonable times and upon reasonable notice) to all executive officers and accountants of the Company and its subsidiaries and (ii) reasonable access

(at reasonable times and upon reasonable notice) to all premises, properties, books, records (including tax records), contracts, financial and operating data and information and documents pertaining to the Company and its subsidiaries and make copies of such books, records, contracts, data, information and documents as such Sponsor or its representatives may reasonably request.

Section 7.3Waiver by Stockholders. The rights and obligations contained in this Agreement are in addition to the relevant provisions of the Articles in force from time to time and shall be construed to comply with such provisions.  To the extent that this Agreement is determined to be in contravention of the Articles, this Agreement shall constitute a waiver by each Stockholder, to the fullest extent permissible under applicable laws, of any right such Stockholder may have pursuant to the Articles that is inconsistent with this Agreement and the Stockholders and the Company shall take all Necessary Action to effect an amendment of the Articles, to the extent permissible under applicable law, in order to resolve such contravention.

Section 7.4Assignment; Benefit.

(a)The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto except as provided under Article IV.  Any attempted assignment of rights or obligations in violation of this Section 7.4 shall be null and void.

(b)This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than (i) the indemnitees under Section 6.9, (ii) the Fund Indemnitors under Section 3.1(i) and 3.1(k) and (iii) the holders of Series A Preferred under Section 3.1(a).

Section 7.5Freedom to Pursue Opportunities. The parties expressly acknowledge and agree that: (i) each Stockholder, Sponsor Director and Affiliated Officer of the Company has the right to, and shall have no duty (contractual or otherwise, other than provisions of applicable law that may not be waived) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as the Company, Intermediate Holdings, J. Crew or any of their subsidiaries, including those deemed to be competing with the Company, Intermediate Holdings, J. Crew or any of their subsidiaries, or (y) directly or indirectly do business with any client, customer or supplier of the Company, Intermediate Holdings, J. Crew or any of their subsidiaries; and (ii) in the event that a Stockholder, Sponsor Director or Affiliated Officer of the Company acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, Intermediate Holdings, J. Crew or any of their subsidiaries and such Stockholder or any other Person, the Stockholder, Sponsor Director and Affiliated Officer of the Company shall have no duty (contractual or otherwise, other than provisions of applicable law that may not be waived) to communicate or present such corporate opportunity to the Company, Intermediate Holdings, J. Crew or any of their subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, Intermediate Holdings or J. Crew or their respective Affiliates or Stockholders for breach of any duty (contractual or otherwise, other than provisions of applicable law that may not be waived) by reason of the fact that such Stockholder, Sponsor Director or Affiliated

Officer, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company, Intermediate Holdings, J. Crew or any of their subsidiaries.

Section 7.6Publicity and Confidentiality. Each Stockholder shall keep confidential this Agreement, the transactions contemplated hereby and any non-public information received pursuant to this Agreement and shall not disclose, issue any press release or otherwise make any public statement in connection therewith without the prior written consent of the other Sponsors (not to be unreasonably withheld); provided that such Stockholder may disclose any such information (i) as has become generally available to the public, (ii) to its employees and professional advisers who need to know such information and agree to keep it confidential, (iii) to the extent required in order to comply with reporting obligations to its partners, members, or other equity holders (including the employees and professional advisors of such equity holders) who have agreed (subject to customary exceptions) to keep such information confidential, (iv) to persons who have expressed a bona fide interest in becoming limited partners, members or other equity holders in such Stockholder or its related investment funds, in each case who have agreed to keep such information confidential, (v) to the extent necessary in order to comply with any law, order, regulation, ruling or stock exchange rules applicable to such Stockholder and (vi) as may be required in response to any summons or subpoena or in connection with any litigation, it being agreed that, unless such information has been generally available to the public, if such information is being requested pursuant to a summons or subpoena or a discovery request in connection with a litigation, (x) such Stockholder shall, to the extent permitted by applicable law, give the Company notice of such request and shall cooperate with the Company at the Company’s request so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by the Company after notice), such Stockholder (a) shall furnish only that portion of the information which, in accordance with the advice of counsel, is legally required to be furnished and (b) will exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information.

Section 7.7Termination.

(a)If not otherwise stipulated, this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder when such Stockholder ceases to hold any Company Shares.

(b)Upon termination of this Agreement, unless otherwise agreed, the parties hereto shall take all Necessary Action to amend the Articles to remove any provisions that are in such documents solely due to the existence of this Agreement.

Section 7.8Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.9Entire Agreement; Amendment. (a)  This Agreement (together with the Management Stockholders’ Agreement, the Management Services Agreement and the Sponsor

Management Services Agreement) sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto.  No provision of this Agreement may be amended, modified or waived in whole or in part at any time without the express written consent of the Majority TPG Investors and the holders of a Majority in Interest of Company Shares; provided that (i)  the prior written consent of the Majority LGP Investors shall be required for any amendment, modification or waiver that would be adverse to LGP in a manner disproportionate relative to TPG, (ii) the prior written consent of the Majority MD Investors shall be required for any amendment, modification or waiver that would be adverse to the MD Investors in a manner disproportionate relative to TPG, (iii) the prior written consent of the Majority Noteholder Investors shall be required for any amendment, modification or waiver that would be adverse to the Noteholder Investors in a manner disproportionate relative to TPG, and (iv) the prior written consent of the holders of the Majority in Interest of the Other Investor Shares shall be required for any amendment, modification or waiver that would have a disproportionate adverse effect on the rights of holders of Other Investor Shares under this Agreement.  Except as set forth above, there are no other agreements with respect to the governance of the Company between any Stockholders or any of their Affiliates.

(b)No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 7.10Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 7.11Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery (and such notice shall be deemed to have been duly given, made or delivered (a) on the date received, if delivered by personal hand delivery, (b) on the date received, if delivered by facsimile transmission, by electronic mail or by registered first-class mail prior to 5:00 p.m. prevailing local time on a Business Day, or if delivered after 5:00 p.m. prevailing local time on a Business Day or on other than a Business Day, on the first Business Day thereafter and (c) two (2) Business Days after being sent by air courier guaranteeing overnight delivery), addressed to the Stockholder at the following addresses (or at such other address for a Stockholder as shall be specified by like notice):

(i)if to TPG, to:

TPG Capital, L.P.
301 Commerce Street

Suite 3300

Fort Worth, TX  76102

Attention:            Adam Fliss

Facsimile:            415-438-6893

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, Massachusetts  02119
Attention:  Alfred O. Rose, Esq.
       Julie H. Jones, Esq.

Facsimile:  617-951-7050

(ii)if to LGP, to:

Leonard Green & Partners

11111 Santa Monica Boulevard Suite 2000

Los Angeles, CA 90025

Attention: James D. Halper

      Todd M. Purdy

Facsimile: 310-954-0404

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:  Howard A. Sobel, Esq.

       Jason Silvera, Esq.

Facsimile:  212-751-4864

(iii) if to the Company or Intermediate Holdings to:

TPG Capital, L.P.
301 Commerce Street

Suite 3300

Fort Worth, TX  76102

Attention:            Adam Fliss

Facsimile:            415-438-6893

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, Massachusetts  02119
Attention:  Alfred O. Rose, Esq.
       Julie H. Jones, Esq.

Facsimile:  617-951-7050

(iv)if to J. Crew to:

J. Crew Group Inc.

770 Broadway 12th Floor

New York, NY 10003
Attention: General Counsel
Facsimile: 203-845-5302

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, Massachusetts  02119
Attention:  Alfred O. Rose, Esq.
       Julie H. Jones, Esq.

Facsimile:  617-951-7050

(v)If to the MD Investors:

Millard S. Drexler

c/o J. Crew Group Inc.

770 Broadway 12th Floor

New York, NY 10003

Attention: General Counsel

Facsimile: 203-845-5302

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY  10019

Attention:  Jack H. Nusbaum, Esq.

Adam M. Turteltaub, Esq.

Facsimile:  212-728-9060/212-728-9129

Section 7.12Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 7.13Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.  ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 7.14Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH SHAREHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY SHAREHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.  The Company or any Stockholder may file an original counterpart or a copy of this Section 7.14 with any court as written evidence of the consent of the Stockholders to the waiver of their rights to trial by jury. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 7.14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 7.15Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law.  Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 7.16J. Crew Liability.  J. Crew and Intermediate Holdings agree that each shall be jointly and severally liable with the Company with respect to all of the Company’s payment and other obligations hereunder, including any payments for any breach by the Company of the provisions hereof and any indemnification obligations hereunder.

Section 7.17Management Stockholders’ Agreement. It is hereby agreed and acknowledged that any approval, consent or action required or permitted by the Majority Principal Investors (as such term is defined in the Management Stockholders’ Agreement) in respect of any matter under the Management Stockholders’ Agreement (a “Majority Investor Matter”) shall require the approval, consent or action of the Sponsors holding a  Majority in Interest of the Company Shares held by the Sponsors unless the consent or approval of any Sponsor or any different proportion of Sponsors relating to any such Majority Investor Matter is specified in this Agreement, in which case the approval, consent or action by the Majority Principal Investors in respect of such Majority Investor Matter shall require the approval or consent of such Sponsor or such proportion of Sponsors, as the case may be.  For the avoidance of doubt (i) for purposes of Section 2.1(a) of the Management Stockholders’ Agreement, the specification of the number of members of the board of directors by the Majority Principal Investors shall be subject to Section 3.1(a), (ii) for purposes of Section 2.1(b) of the Management Stockholders’ Agreement, the  specification of directors by the Majority Principal Investors shall be subject to Section 3.1 and (iii) with respect to any amendment, modification, extension, termination or waiver contemplated by Section 9.2 of the Management Stockholders’ Agreement, the Majority Principal Investors shall be subject to Section 7.9(a).

Section 7.18Subsequent Acquisition of Shares. Any equity securities of the Company acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement and shall be deemed for all purposes hereof to be Sponsor Shares, Other Investor Shares or MD Investor Shares hereunder of like kind with the Company Shares then held by the acquiring holder.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

CHINOS HOLDINGS, INC.

By: /s/ Maria Di Lorenzo________________
Name: Maria Di Lorenzo Title: Senior VP, GC & Secretary
J. CREW GROUP, INC.

By: /s/ Maria Di Lorenzo________________
Name: Maria Di Lorenzo Title: Senior VP, GC & Secretary
CHINOS INTERMEDIATE HOLDINGS A, INC.
By: /s/ Maria Di Lorenzo________________
Name: Maria Di Lorenzo Title: Senior VP, GC & Secretary
CHINOS INTERMEDIATE HOLDINGS B, INC.
By: /s/ Maria Di Lorenzo________________
Name: Maria Di Lorenzo Title: Senior VP, GC & Secretary
CHINOS INTERMEDIATE, INC.
By: /s/ Maria Di Lorenzo________________
Name: Maria Di Lorenzo Title: Senior VP, GC & Secretary

[Signature page to Principal Stockholders Agreement]

TPG CHINOS, L.P.
By: TPG Advisors VI, Inc., its General Partner
By: /s/ Michael La Gatta_________________
Name: Michael LaGatta Title: Vice President
TPG CHINOS CO-INVEST, L.P.
By: TPG Advisors VI, Inc., its General Partner By: /s/ Michael La Gatta_________________
Name: Michael LaGatta Title: Vice President

[Signature page to Principal Stockholders Agreement]

GREEN EQUITY INVESTORS V, L.P.

By: GEI CAPITAL V, LLC, its General Partner

By:_/s/ Andrew Goldberg__________________
Name: Andrew Goldberg
Title: General Counsel

GREEN EQUITY INVESTORS SIDE V, L.P.

By: GEI CAPITAL V, LLC, its General Partner

By:_/s/ Andrew Goldberg__________________
Name: Andrew Goldberg
Title: General Counsel

LGP CHINO COINVEST LLC

By: Leonard Green & Partners, L.P., its Manager

By:_/s/ Andrew Goldberg__________________
Name: Andrew Goldberg
Title: General Counsel

[Signature page to Principal Stockholders Agreement]

/s/ Millard Drexler________________

Millard S. Drexler

THE DREXLER FAMILY REVOCABLE TRUST

By:/s/ Millard Drexler_____________

      Name:  Millard S. Drexler

      Title:  Trustee

THE 2012 DREXLER FAMILY GST TRUST

F/B/O ALEXANDER DREXLER

By: /s/ Peggy Drexler______________

      Name:  Peggy Drexler

      Title:  Trustee

THE 2012 DREXLER FAMILY GST TRUST

F/B/O KATHERINE DREXLER

By: /s/ Peggy Drexler______________

      Name:  Peggy Drexler

      Title:  Trustee

THE DREXLER 2008 FAMILY TRUST F/B/O

ALEXANDER FISCHMAN DREXLER

By: /s/ Peggy Drexler______________

      Name:  Peggy Drexler

      Title:  Trustee

THE DREXLER 2014 FAMILY TRUST NO. 2 F/B/O

KATHERINE ELIZABETH FISCHMAN

DREXLER

By: /s/ Peggy Drexler______________

      Name:  Peggy Drexler

      Title:  Trustee

[Signature page to Principal Stockholders Agreement]

EXHIBIT A

(Form of Joinder Agreement)

Stockholders’ Agreement